UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  ____________

                                    FORM 8-K
                                  ____________

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Earliest Event Reported: August 22, 2006

                                  ____________

                              X-RITE, INCORPORATED

                                  ____________


           Michigan                000-14800                38-1737300
 (State or other jurisdiction     (Commission             (IRS Employer
      of incorporation)           File Number)          Identification No.)

                              3100 44th Street S.W.
                           Grandville, Michigan 49418
               (Address of principal executive office) (Zip Code)

               Registrant's telephone number, including area code:
                                 (616) 534-7664

                                  ____________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

Executive Compensation
----------------------

Taking into consideration the recently completed acquisition of Amazys Holding AG by the Company, the independent directors on the Company's Board of Directors, acting upon the recommendation of the Compensation Committee of the Board of Directors, on August 23, 2006 approved certain modifications to incentive compensation programs for executive officers of the Company. The Company had proposed a bonus program for 2006 applicable to all executive officers a component of which was based on Company-wide economic performance defined to be roughly the average return on assets. As modified, the 2006 bonus program will be based upon Company-wide performance as reflected in adjusted revenue and earnings before interest, taxes, depreciation and amortization (EBITDA). In addition, the long-term incentive plan for executive officers was modified to provide that vesting of restricted stock granted in early 2006 pursuant to the plan would vest over a three-year period and that restricted stock to be issued in the future would vest after three years based upon Company performance during the three-year period as reflected in cumulative revenue and EBITDA.

Board of Directors Compensation
-------------------------------

The Board of Directors, acting upon the recommendation of the Compensation Committee of the Board of Directors, approved changes in the compensation for outside Directors, that is Directors who are not employees of the Company. Each outside Director will receive a quarterly retainer of $10,000 ($16,000 for the chairperson), plus an additional quarterly retainer of $300 for each member of the Audit Committee ($750 for the chairperson), or the Compensation Committee ($750 for the chairperson), and an additional quarterly retainer of $500 for each chairperson of the other Board committees. In addition, each outside Director immediately following each Annual Meeting of Shareholders will be granted 4,500 shares of restricted stock (7,000 for the Chairperson) and an option to purchase 3,000 shares of the Company's common stock (4,500 for the chairperson) at a price per share equal to the fair market value on the previous day. The restricted shares and options vest after one year.

Omnibus Long Term Incentive Plan
--------------------------------

On August 22, 2006, the shareholders of the Company approved the X-Rite, Incorporated 2006 Omnibus Long Term Incentive Plan (the "Plan") at the annual meeting of shareholders. The Plan was previously approved by the Company's Board of Directors on June 30, 2006, subject to shareholder approval. The summary of the Plan set forth in this Item 1.01 is qualified in its entirety by reference to the Plan, copy of which is filed as an Exhibit to this Current Report on Form 8-K and incorporated herein by reference. All definitions not otherwise defined in the following summary of the Plan are set forth in the Plan.

The purpose of the Plan is to provide officers and key employees of the Company and its subsidiaries, members of the Board, and certain consultants and advisors who perform services for the Company or its subsidiaries with the opportunity to be granted shares of Common Stock of the Company ("Common Stock") or receive monetary payments based on the long term economic performance of the Company. No further grants shall be made under the following previously approved plans: the X-Rite, Incorporated Amended and Restated Employee Stock Option Plan, effective January 26, 2003; the X-Rite, Incorporated Amended and Restated Outside Director Stock Option Plan, effective January 26, 2003; and the X-Rite, Incorporated Second Restricted Stock Plan, effective as of March 13, 1999. Instead, all grants to individuals eligible for this Plan shall be made under this Plan.

The Plan will be administered by a compensation committee (the "Committee"), which may consist of two or more "outside directors" as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and "non-employee directors" as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The Committee has the sole authority (consistent with the Plan document) to determine who receives an Award (defined below), the type, size and terms of the Award, the time when an Award will be granted, the duration of any applicable exercise and vesting period of an Award, and the ability to accelerate an Award. The aggregate number of shares of Common Stock that may be subject to Awards shall be 3,500,000 shares of Common Stock; provided that the maximum number of shares of Common Stock that may be subject to Restricted Stock Awards and Restricted Stock Units shall be 1,000,000. The maximum number of shares of Common Stock with respect to which Restricted Stock Awards and Restricted Stock Units may be granted in any one calendar year shall be 200,000. The maximum number of shares of Common Stock that may be granted to any individual participant in one calendar year shall be 125,000.


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All employees, officers and directors of the Company and its subsidiaries, as well as consultants and advisors to the Company or its subsidiaries are eligible to participate in the Plan as determined by the Committee. Awards may be granted in any combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock; and (d) Restricted Stock Units (collectively, "Awards"):

     Stock Options. Stock Options may be (i) "incentive stock options" within the meaning of Section 422(b) of the Code ("Incentive Stock Options") or (ii) Stock Options that do not qualify as Incentive Stock Options ("Nonqualified Stock Options"). The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee and may not be less than fair market value. The exercise period of each Stock Option granted will be no greater than 10 years. Incentive Stock Options may be granted only to employees of the Company or its subsidiaries, but may not be granted to a participant who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power of all outstanding Company Stock except under certain conditions. In no event shall any outstanding Stock Option be cancelled with an exercise price greater than the then current fair market value of the Common Stock for purposes of reissuing any other Award to a participant at a lower exercise price, nor shall the exercise price of an outstanding Stock Option be reduced, without shareholder approval.

     Stock Appreciation Rights. Stock Appreciation Rights provide a participant with the right to receive a payment in an amount equal to the excess of the (i) fair market value, or other specified value, of a specified number of shares of Common Stock, over (ii) the fair market value of such shares on the date of grant, or other specified value. Stock Appreciation Rights must expire no later than 10 years from the date of their grant. In no event shall any outstanding Stock Appreciation Right be cancelled with a grant price greater than the then current fair market value of the Common Stock for purposes of reissuing any other Award to a participant at a lower grant price, nor shall the grant price of an outstanding Stock Appreciation Right be reduced, without shareholder approval.

     Restricted Stock Awards. Restricted Stock Awards consist of Common Stock transferred to participants, which may be subject to restrictions such as the ability to sell or the right of the Company to reacquire the shares for no consideration upon termination of the participant's employment within specified periods or prior to becoming vested.

     Restricted Stock Units. Restricted Stock Units consist of the right to receive Common Stock at a date on or after vesting in accordance with terms and conditions established by the Committee, including the attainment of performance criteria specified by the Committee.

Awards may be granted under the Plan such that they qualify for the performance based compensation exemption of Section 162(m) of the Code ("Performance-Based Awards"). The granting, vesting or payment of such Performance-Based Awards will only be based on one or more of the following factors to be used by the Committee for creating performance-based goals applicable to a given period: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on stockholders' equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models and comparisons with various stock market indices; reductions in costs; or any combination of the foregoing.

The Board may determine that, upon the occurrence of a change in control of the Company, all or a portion of each outstanding Award shall become exercisable, payable in full, or terminate within a specified number of days after notice to the participant. The Board may amend or terminate any or all of the provisions of the Plan; provided, however, that no such action will be made without shareholder approval where the amendment would (i) increase the total number of shares which may be issued under the Plan or (ii) increase the maximum number of shares which may be issued to any individual participant under the Plan. No amendment or termination of the Plan may adversely affect in a material manner any right of any participant with respect to any Award previously granted without such participant's written consent.

The Company will indemnify the Board, the Committee and Plan participants against any and all liabilities for actions taken in conjunction with the Plan or failure to act with respect to duties under the Plan, except in circumstances involving bad faith, gross negligence or willful misconduct.

The compensation payable under the Plan will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. Payment of the full amounts calculated under the Plan should be deductible by the Company for federal income tax purposes.


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Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

         99.1 X-Rite, Incorporated 2006 Omnibus Long Term Incentive Plan, effective as of June 30, 2006 (filed as Exhibit A to the definitive proxy statement dated July 24, 2006 relating to the Company's 2006 annual meeting (Commission File No. 0-14800) and incorporated herein by reference).



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.


                                           X-RITE, INCORPORATED


Dated: August 24, 2006                     By: /s/ Mary E. Chowning
                                               ---------------------------------
                                               Mary E. Chowning
                                               Chief Financial Officer